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                                                                     EXHIBIT 3.2

                            CERTIFICATE OF FORMATION

                                       OF

                    SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC

      1. The name of the limited liability company is Semiconductor Components Industries, LLC

      2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

      3. IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation on this 28th day of April, 1999.


                                          SCG Holding Corporation

                                          By: /s/ Carl F. Koenemann
                                             ----------------------------------
                                             Carl F. Koenemann
                                             President